Exhibit 21.1


                      Subsidiaries of GAMCO Investors, Inc.

         The following table lists the direct and indirect subsidiaries of GAMCO Investors, Inc. (the "Company"). In accordance with Item 601 (21) of Regulation S-K, the omitted subsidiaries considered in the aggregate as a single subsidiary would not constitute a "significant subsidiary" as defined under Rule 1-02(w) of Regulation S-X.


                                                        Jurisdiction of
                                                        Incorporation or
  Name                                                  Organization

  Gabelli Funds, LLC                                     New York
  (100%-owned by the Company)

  GAMCO Asset Management Inc.                            New York
  (100%-owned by the Company)

  Gabelli Fixed Income, Inc.                             New York
  (100%-owned by the Company)

  Gabelli Asset Management (UK) Limited                  United Kingdom
  (100%-owned by the Company)

  Gabelli Securities, Inc.                               Delaware
  (92.1%-owned by the Company)

  Gabelli Advisers, Inc.                                 Delaware
  (41.8%-owned by the Company)

  Gabelli & Company, Inc.                                New York
  (100%-owned by Gabelli Securities, Inc.)

  Gabelli Direct, Inc.                                   Delaware
  (100%-owned by Gabelli Securities, Inc.)

  Gabelli & Partners LLC                                 Delaware
  (100%-owned by Gabelli Securities, Inc.)

  Gabelli Fixed Income L.L.C.                            Delaware
  (100%-owned by Gabelli Fixed Income, Inc.)

  Gabelli Fixed Income Distributors, Inc.                Delaware
  (100%-owned by Gabelli Fixed Income L.L.C.)

  Gabelli Convertible Holdings, LLC                      Delaware
  (100%-owned by Gabelli Securities, Inc.)